Exhibit 99.4

IMAGEWARE SYSTEMS, INC.

First Amendment to SECURITY AGREEMENT

This Amendment to the Security Agreement (this "Amendment") is made as of June 9, 2011, by and between Imageware Systems, Inc., a Delaware corporation ("Borrower"), and Neal Goldman, (together with his successors and assigns including but not limited to Goldman Capital Management Money Purchase Plan Dated 12/23/87, “Lender”).

The Security Agreement is hereby amended as follows:

Section A under RECITALS is amended to replace $5,500,000 in the first sentence with $6,000,000.

In addition Section A under RECITALS is amended to include an additional reference (“f”) to the promissory note issued to Neal Goldman on 6/9/2011 for $500,000.  The added reference will be as shown below:

f.

Neal Goldman Dated – 6/9/2011  -  $500,000

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment the day and year first above written.

IMAGEWARE SYSTEMS, INC.

/s/ Wayne Wetherell__________________

Name:

Wayne Wetherell

Title: SVP & CFO

NEAL GOLDMAN

/s/ Neal Goldman____________________